UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
___________________________________

Date of Report (Date of earliest event reported): November 8, 2024

CVR ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33492	61-1512186
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2277 Plaza Drive, Suite 500
Sugar Land, Texas 77479
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (281) 207-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CVI	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On November 8, 2024, CVR Energy, Inc. (the “Company”) received a non-binding proposal letter dated November 8, 2024 (the “Letter Proposal”) from Icahn Enterprises L.P. (“IEP”) proposing that Icahn Enterprises Holdings L.P., a subsidiary of IEP, or a subsidiary thereof (the “Offeror”), commence a tender offer (the “Proposed Tender Offer”) to acquire outstanding shares of common stock, par value $0.01, of the Company (“Shares”) in an amount not to exceed 15 million additional Shares (“the “Maximum Tender Amount”) for a purchase price of $17.50 per Share. The Proposed Tender Offer, if commenced by the Offeror, contemplates that the Offeror would acquire all Shares properly tendered up to the Maximum Tender Amount and that the tender offer would not be subject to a minimum tender condition. Based on the information provided in the Letter Proposal, if the Proposed Tender Offer were fully or over-subscribed and thereafter consummated, then IEP would beneficially own 81,692,381, or approximately 81.3%, of the outstanding Shares. IEP has indicated that it is willing to agree to certain contractual provisions for the benefit of the public stockholders of the Company following completion of the Proposed Tender Offer, if commenced.

The Board of Directors of the Company has formed a special committee of independent directors (the “Special Committee”) and has delegated consideration of the Proposed Tender Offer to the Special Committee.

A copy of the Letter Proposal is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference. The description of the Proposed Tender Offer is qualified in its entirety by reference to the Letter Proposal.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being “furnished” as part of this Current Report on Form 8-K:

Exhibit Number	Exhibit Description

99.1	Letter Proposal from IEP.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 8, 2024

CVR Energy, Inc.

By:	/s/ Dane J. Neumann
Dane J. Neumann
Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary